UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 10, 2006
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Employment Agreement
Amended and Restated 2002 Stock Option Plan and Incentive Plan
Form of 2002 Stock Option and Incentive Plan Restricted Share Unit Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     Employment Agreement
     On August 15, 2006, Harman International Industries, Incorporated (the “Company”) announced that Helmut Schinagel has been appointed the Chief Executive Officer of the Company’s Automotive Group, effective October 1, 2006. Under an employment agreement (the “Employment Agreement”), Mr. Schinagel’s annual base salary will be €650,000 and, in fiscal 2007, he will be eligible to earn a target bonus equal to 70% of his base salary and a maximum bonus of 105% of his base salary. Mr. Schinagel will receive an option to purchase 50,000 shares of the Company’s common stock within thirty days from his start date. Mr. Schinagel will also receive an award of 25,000 restricted share units. Mr. Schinagel will also be entitled to a retirement benefit of annual pension payments equal to 12.5% of his average base salary while working for the Company, subject to a 2.5% annual increase for each year of service Mr. Schinagel has been with the Company beyond 5 years, up to a maximum of 30% of his base salary. Either the Company or Mr. Schinagel may terminate the Employment Agreement for any reason upon six months’ prior notice. However, any termination shall be effective no earlier than December 31, 2011 and Mr. Schinagel will continue to be entitled to his base salary and benefits until December 31, 2011. This summary is qualified by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 to this report and incorporated herein by reference.
     Amendment to 2002 Stock Option and Incentive Plan
     In connection with the employment of Mr. Schinagel, the Company’s board of directors approved an amendment to the Company’s 2002 Stock Option and Incentive Plan (the “Plan”). The amendment provides for the issuance of restricted share units under the Plan. The board also amended the Plan to reduce the number of options to purchase shares granted annually to non-management directors to 5,000. In accordance with guidelines provided by the New York Stock Exchange, these amendments do not require stockholder approval. This summary is qualified by reference to the Amended and Restated 2002 Stock Option and Incentive Plan, a copy of which is filed herewith as Exhibit 10.2 to this report and incorporated herein by reference.
     Restricted Share Unit Agreement
     In connection with the amendment to the Plan providing for the issuance of restricted share units, the Company’s board of directors approved a Form of Restricted Share Unit Agreement (the “RSU Agreement”) for use as the “Evidence of Award” for grants of restricted share units under the Plan. The RSU Agreement is subject to the terms and conditions of the Plan. A copy of the RSU Agreement is filed herewith as Exhibit 10.3 to this report and incorporated herein by reference.
     Changes in Director Compensation
     On August 10, 2006, the Company’s board of directors reviewed and amended the compensation for non-management directors. Acting upon the recommendation of the

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compensation and option committee, the Company’s board of directors amended the Plan to reduce the number of options non-management directors receive annually as described above under the caption “Amendment to 2002 Stock Option and Incentive Plan” and increased the annual fee payable to non-management directors from $40,000 to $60,000.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Harman Management GmbH and Helmut Schinagel

10.2	Amended and Restated 2002 Stock Option Plan and Incentive Plan

10.3	Form of Harman International Industries, Incorporated 2002 Stock Option and Incentive Plan Nonqualified Restricted Share Unit Agreement for Officers and Key Employees

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SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
	By:	/s/ Edwin Summers
Edwin Summers
Date: August 15, 2006		Vice President and General Counsel

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